Exhibit 99.1

Connection (CNXN) Reports First Quarter 2017 Results

FIRST QUARTER SUMMARY:

  Record Q1 net sales: $671 million, up 17.2% y/y
  Gross profit up 5.5% y/y
  Diluted EPS: $0.28, compared to $0.34
  Cash balance: $65.8 million, up from Q4-2016

MERRIMACK, N.H.--(BUSINESS WIRE)--April 20, 2017--Connection (PC Connection, Inc.; NASDAQ: CNXN), an industry-leading national technology solutions provider of a full range of information technology (IT) solutions to business, government, and education markets, today announced results for the quarter ended March 31, 2017. Net sales for the quarter ended March 31, 2017 increased by 17.2% to $670.6 million, compared to $572.4 million for the prior year quarter. Net income for the quarter ended March 31, 2017 decreased by 18.0% to $7.4 million, or $0.28 per diluted share, compared to net income of $9.1 million, or $0.34 per diluted share for the prior year quarter.

Earnings before interest, taxes, depreciation and amortization, adjusted for stock-based compensation expense and rebranding, acquisition and restructuring costs (“Adjusted EBITDA”) totaled $92.1 million for the twelve months ended March 31, 2017, compared to $90.8 million for the twelve months ended March 31, 2016.

Quarterly Performance by Segment:

  Net sales for the SMB segment increased by 5% to $273.6 million in the first quarter of 2017, compared to the prior year quarter. Software and mobility products each grew at double-digit rates. Gross margin decreased by 67 basis points due to increased sales of lower-margin mobility and desktop products.
  Net sales for the Large Account segment increased by 26% to $252.9 million in the first quarter of 2017, compared to the prior year quarter. Software, net/com products, and servers had strong growth during this quarter at 61%, 87%, and 70%, respectively. Gross margin decreased by 64 basis points due to product mix and an increase in large project rollouts, which generally carry lower margins.
  Net sales to the Public Sector segment increased by 30% to $144.0 million in the first quarter of 2017, compared to the prior year quarter. Sales to state and local government and educational institutions increased by 15%, compared to the prior year quarter, while sales to the federal government increased by 62%. Gross margin decreased by 357 basis points due to a large federal customer project rollout that consisted of lower-margin products such as desktops, which grew 288% during the quarter.

Quarterly Sales by Product Mix:

  Notebook/mobility sales, the Company’s largest product category, increased by 9% year over year and accounted for 22% of net sales in the first quarter of 2017 compared to 24% of net sales in the prior year quarter. Large Account and SMB experienced strong year-over-year growth in notebook/mobility sales.
  Software sales increased by 36% year over year and accounted for 19% of net sales in the first quarter of 2017 compared to 17% of net sales in the prior year quarter. We experienced growth in cloud-based offerings, security, and office productivity.

Overall gross profit increased by $4.5 million, or 5.5%, in the first quarter of 2017, compared to the prior year quarter. Consolidated gross margin, as a percentage of net sales, decreased to 12.9% in the first quarter of 2017, compared to 14.4% for the prior year quarter.

Selling, general and administrative dollars increased in the first quarter of 2017 to $75.3 million from $67.0 million in the prior year quarter, with variable cost increasing due to higher levels of gross profit. We also had three months of Softmart SG&A in the current quarter. We continue to invest in technical solution sales capabilities and expect SG&A expenses to rise accordingly. However, we are highly focused on improving efficiencies and streamlining wherever possible.

The Company generated significant cash flow during the quarter ended March 31, 2017. Total cash was $65.8 million at March 31, 2017, compared to $49.2 million at December 31, 2016. During the quarter we paid a $9.0 million special dividend to shareholders. Days sales outstanding were 48 days at March 31, 2017, and inventory turns were 25 turns in the first quarter of 2017.

“We are encouraged with the acceleration of our top line during the quarter. We saw strong growth in software, networking communications, workforce productivity, and services,” said Tim McGrath, President and Chief Executive Officer. “With this market share growth, we remain focused on gross margin improvements, operating expense management, and our strategic plan to help our customers solve their business challenges with advanced technology solutions,” concluded Mr. McGrath.

Non-GAAP Financial Information

Adjusted EBITDA is a non-GAAP financial measure. This information is included to provide information with respect to the Company’s operating performance and earnings. Non-GAAP measures are not a substitute for GAAP measures and should be considered together with the GAAP financial measures. Our non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.

About Connection

Connection (www.connection.com; NASDAQ: CNXN), is the combined corporate brand name for PC Connection, Inc., a Fortune 1000 company, along with its subsidiaries: PC Connection Sales, GovConnection, and MoreDirect, reflecting the Company’s mission to connect people with technology that enhances growth, elevates productivity, and empowers innovation. Headquartered in Merrimack, NH with offices throughout the United States, the Company continues to deliver custom-configured computer systems overnight from our ISO 9001:2008 certified technical configuration lab at our distribution center in Wilmington, OH. In addition, the Company has over 2,500 technical certifications to ensure that we can solve the most complex issues of our customers. Connection also services international customers through its GlobalServe subsidiary, a global IT procurement and service management company. Investors and media can find more information about Connection at http://ir.pcconnection.com.

Connection – Business Solutions (800-800-5555), (the original business of PC Connection,) operating through our PC Connection Sales Corp. subsidiary, is a rapid-response provider of IT products and services serving primarily the small- and medium-sized business sector. It offers more than 300,000 brand-name products through its staff of technically trained sales account managers, publications, and its website at www.connection.com.

Connection – Public Sector Solutions (800-800-0019), our GovConnection, Inc. subsidiary, is a rapid-response provider of IT products and services to federal, state, and local government agencies and educational institutions through specialized account managers, publications, and online at www.connection.com/publicsector.

Connection – Enterprise Solutions (561-237-3300), www.connection.com/enterprise, our MoreDirect, Inc. subsidiary, provides corporate technology buyers with best-in-class IT solutions, in-depth IT supply-chain expertise, and access to over 300,000 products and 1,600 vendors through TRAXX™, a proprietary cloud-based eProcurement system. The team’s engineers, software licensing specialists, and project managers help reduce the cost and complexity of buying hardware, software, and services throughout the entire IT lifecycle.

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"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements that are based on currently available information, operating plans, and projections about future events and trends. Terms such as "believe," "expect," "intend," "plan," "estimate," "anticipate," "may," "should," "will," or similar statements or variations of such terms are intended to identify forward-looking statements, although not all forward-looking statements include such terms. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties, include, but are not limited to, the impact of changes in market demand and the overall level of economic activity and environment, or in the level of business investment in information technology products, competitive products and pricing, product availability and market acceptance, new products, market acceptance of the Company's new branding, fluctuations in operating results, the ability of the Company to manage personnel levels in response to fluctuations in revenue, and other risks detailed in the Company's filings with the Securities and Exchange Commission, including under the caption "Risk Factors" in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2016. More specifically, the statements in this release concerning the Company's outlook for selling, general, and administrative expenses, the Company's efforts in improving efficiencies and streamlining its business and other statements of a non-historical basis (including statements regarding the Company's ability to increase market share and enhance long-term shareholder value, and integrate its two acquisitions in an effective manner, and the Company's continuing investments in technical solution sales capabilities) are forward-looking statements that involve certain risks and uncertainties. Such risks and uncertainties include the ability to realize market demand for and competitive pricing pressures on the products and services marketed by the Company, the continued acceptance of the Company's distribution channel by vendors and customers, continuation of key vendor and customer relationships and support programs, the ability of the Company to gain or maintain market share, and the ability of the Company to hire and retain qualified sales representatives and other essential personnel. The Company assumes no obligation to update the information in this press release or revise any forward-looking statements, whether as a result of any new information, future events, or otherwise, except as required by law.

CONSOLIDATED SELECTED FINANCIAL INFORMATION
At or for the Three Months Ended March 31,	2017		2016
		% of		% of	%
(Amounts and shares in thousands, except operating data, P/E ratio, and per share data)		Net Sales		Net Sales	Change

Operating Data:
Net sales	$670,594		$572,394		17%
Diluted earnings per share	$0.28		$0.34		(18%)

Gross margin	12.9%		14.4%
Operating margin	1.7%		2.7%
Return on equity (1)	11.0%		12.3%

Inventory turns	25		19
Days sales outstanding	48		41

	% of		% of
Product Mix:	Net Sales		Net Sales
Notebooks/Mobility	22%		24%
Software	19		17
Servers/Storage	9		11
Net/Com Products	9		8
Other Hardware/Services	41		40
Total Net Sales	100%		100%

Stock Performance Indicators:
Actual shares outstanding	26,761		26,501
Total book value per share	$16.54		$15.16
Tangible book value per share	$13.34		$13.17
Closing price	$29.79		$25.81
Market capitalization	$797,210		$683,991
Trailing price/earnings ratio	17.0		14.5
LTM Adjusted EBITDA (2)	$92,136		$90,795
Adjusted market capitalization/LTM Adjusted EBITDA (3)	7.9		6.6

(1) Based on last twelve months' net income.
(2) Adjusted EBITDA is defined as EBITDA (earnings before interest, taxes, depreciation and amortization) adjusted for acquisition, rebranding, and restructuring costs, and stock-based compensation.
(3) Adjusted market capitalization is defined as gross market capitalization less cash balance.

REVENUE AND MARGIN INFORMATION
For the Three Months Ended March 31,	2017		2016
	Net	Gross	Net	Gross
(amounts in thousands)	Sales	Margin	Sales	Margin

SMB	$273,633	15.3%	$261,246	15.9%
Large Account	252,918	12.5	200,109	13.1
Public Sector	144,043	9.2	111,039	12.8
Total	$670,594	12.9%	$572,394	14.4%

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Three Months Ended March 31,	2017		2016
(amounts in thousands, except per share data)	Amount	% of Net Sales	Amount	% of Net Sales

Net sales	$670,594	100.0%	$572,394	100.0%
Cost of sales	583,861	87.1	490,201	85.6
Gross profit	86,733	12.9	82,193	14.4

Selling, general and administrative expenses, other	75,281	11.2	67,029	11.7
Income from operations	11,452	1.7	15,164	2.7

Interest/other expense, net	19	–	(14)	–
Income tax provision	(4,039)	(0.6)	(6,087)	(1.1)
Net income	$7,432	1.1%	$9,063	1.6%

Earnings per common share:
Basic	$0.28		$0.34
Diluted	$0.28		$0.34

Shares used in the computation of earnings per common share:
Basic	26,697		26,499
Diluted	26,866		26,671

EBITDA AND ADJUSTED EBITDA

A reconciliation of EBITDA and Adjusted EBITDA is detailed below. Adjusted EBITDA is defined as EBITDA (earnings before interest, taxes, depreciation and amortization) adjusted for stock-based compensation. Both EBITDA and Adjusted EBITDA are considered non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either includes or excludes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP. We believe that EBITDA and Adjusted EBITDA provide helpful information with respect to our operating performance including our ability to fund our future capital expenditures and working capital requirements. Adjusted EBITDA also provides helpful information as it is the primary measure used in certain financial covenants contained in our credit agreements.
(amounts in thousands)	Three Months Ended March 31,			LTM Ended March 31, (1)
	2017	2016	% Change	2017	2016	% Change
Net income	$7,432	$9,063		$46,480	$47,306
Depreciation and amortization	2,855	2,416		10,892	9,185
Income tax expense	4,039	6,087		30,294	32,131
Interest expense	28	14		121	102
EBITDA	14,354	17,580		87,787	88,724
Acquisition, rebranding and restructuring costs (2)	-	-		3,406	1,026
Stock-based compensation	183	289		943	1,045
Adjusted EBITDA	$14,537	$17,869	-19%	$92,136	$90,795	1%

(1) LTM: Last twelve months

(2) Acquisition, rebranding, and restructuring costs relate to our 2016 acquisitions, the re-branding of the Company to "Connection," severance related to internal restructuring, duplicate costs incurred with the move of our Chicago-area facility, and in 2015, duplicate costs incurred with the transition to our new distribution center.

	March 31,	December 31,
CONDENSED CONSOLIDATED BALANCE SHEETS	2017	2016
(amounts in thousands)

ASSETS
Current Assets:
Cash and cash equivalents	$65,755	$49,180
Accounts receivable, net	378,453	411,883
Inventories	99,973	90,535
Prepaid expenses and other current assets	5,604	5,453
Income taxes receivable	953	2,120
Total current assets	550,738	559,171
Property and equipment, net	38,650	39,402
Goodwill	73,602	73,602
Other intangibles, net	12,151	12,586
Other assets	1,351	1,373
Total Assets	$676,492	$686,134

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$171,866	$177,862
Accrued expenses and other liabilities	24,079	31,047
Accrued payroll	15,572	21,345
Total current liabilities	211,517	230,254
Deferred income taxes	19,640	19,602
Other liabilities	2,600	2,836
Total Liabilities	233,757	252,692
Stockholders’ Equity:
Common stock	286	285
Additional paid-in capital	112,941	111,081
Retained earnings	345,370	337,938
Treasury stock at cost	(15,862)	(15,862)
Total Stockholders’ Equity	442,735	433,442
Total Liabilities and Stockholders’ Equity	$676,492	$686,134

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Three Months Ended March 31,	2017	2016
(amounts in thousands)
Cash Flows from Operating Activities:
Net income	$7,432	$9,063
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,855	2,416
Provision for doubtful accounts	545	(103)
Stock-based compensation expense	183	289
Deferred income taxes	38	34
Excess tax benefit from exercise of equity awards	-	(32)

Changes in assets and liabilities:
Accounts receivable	32,885	67,942
Inventories	(9,438)	5,431
Prepaid expenses and other current assets	1,016	(1,928)
Other non-current assets	22	(128)
Accounts payable	(6,177)	(52,359)
Accrued expenses and other liabilities	(3,936)	(7,156)
Net cash provided by operating activities	25,425	23,469

Cash Flows from Investing Activities:
Purchases of equipment	(1,487)	(2,078)
Net cash used for investing activities	(1,487)	(2,078)

Cash Flows from Financing Activities:
Dividend payment	(9,041)	(10,591)
Exercise of stock options	1,678	-
Excess tax benefit from exercise of equity awards	-	32
Payment of payroll taxes on stock-based compensation through shares withheld	-	(40)
Net cash used for financing activities	(7,363)	(10,599)
Increase in cash and cash equivalents	16,575	10,792
Cash and cash equivalents, beginning of period	49,180	80,188
Cash and cash equivalents, end of period	$65,755	$90,980

Non-cash Investing Activities:
Accrued capital expenditures	$291	$578

Supplemental Cash Flow Information:
Income taxes paid	$1,546	$7,638

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CONTACT:
Connection
Investor Relations Contact:
William Schulze, 603-683-2262
Vice President, Interim Treasurer & Chief Financial Officer
william.schulze@connection.com